Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sapiens International Corporation N.V. (“Sapiens”) for registration of 4,000,000 of Sapiens’ common shares issuable under its 2011 Share Incentive Plan of our report dated March 16, 2011 with respect to the consolidated financial statements of Sapiens included in its Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 17, 2011.

November 7, 2011 Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global